UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

(May 10, 2023)

Date of Report (Date of earliest event reported)

SANMINA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-21272	77-0228183
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2700 North First Street

San Jose, California 95134

(Address of principal executive offices, including zip code)

(408) 964-3500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SANM	NASDAQ Global Select Market

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On May 11, 2023, Sanmina Corporation (the “Company”) issued the press release attached as Exhibit 99.1 announcing unaudited financial results for its fiscal quarter ended April 1, 2023.

The information set forth in this Item 2.02, including the exhibit hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. In addition, the information in this Item 2.02 shall not be incorporated by reference into any registration statement filed under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 4.02 NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW

One of the Company’s divisions, which accounts for approximately 3% of the Company’s total revenue on an annual basis and is part of its Components, Products and Services business (the “division”), primarily enters into long-term fixed price customer contracts on a project basis. The rules under U.S. generally accepted accounting principles require that the estimated amount of revenue and profit expected to be realized upon completion of a profitable contract is recognized over the life of the contract. However, if a contract is expected to be unprofitable upon completion, 100% of the loss must be recognized in the period in which it is initially estimated that a contract will result in a loss upon completion. To the extent a contract has any actual or anticipated cost overruns, the Company may have the ability to seek recovery from its customers.

During the preparation of its unaudited consolidated financial statements for the fiscal quarter ended April 1, 2023, the Company determined that certain personnel in the division had failed to properly substantiate and update cost estimates for materials and other costs over the life of certain contracts. As a result, the Company conducted an independent investigation under the direction of the Audit Committee of the Company’s Board of Directors (the “Audit Committee”). The division, like other Company divisions, has a stand-alone finance organization, which reports directly to the Company finance organization and indirectly to the management of the division. References in the findings below refer solely to the division unless otherwise noted. The independent investigation found that:

•	In connection with the preparation and review of quarterly contract cost and other estimates, an internal control in the Company’s accounting process for the division’s contracts with customers, certain division personnel made inappropriate and unsupported adjustments to reduce certain cost estimates and failed to appropriately evaluate and increase other cost estimates to reflect cost overruns and other costs associated with delays in completing certain contracts.
•	The division had a culture that did not recognize or emphasize the importance of rigor in the division’s quarterly contract estimate review process or its significance to the Company’s internal control over financial reporting and accounting and financial reporting determinations with respect to the division’s contracts with customers. Instead, the division’s tone at the top and other control weaknesses enabled participants in the quarterly contract estimate review process to tolerate, place undue reliance on or otherwise fail to challenge unsupported adjustments and assumptions to contract cost estimates that had been made based on unsubstantiated optimism and/or a desire to avoid adverse outcomes.
•	The division had an ineffective finance function that did not provide sufficient oversight on financial accounting and reporting matters or effective challenge to adjustments or other improper practices in the quarterly contract estimate review process.
•	Certain division personnel lacked sufficient understanding of the division’s policies and procedures for the quarterly contract estimate review process as well as the relevant cost and contract accounting practices and requirements.
•	Certain division personnel provided materially inaccurate and incomplete information to, including in response to inquiries from, Company management and the Company’s internal and independent auditors concerning contract cost estimates and related items.

Primarily as a result of these findings, revenue was over/(understated) by approximately $10.2 million, $18.3 million, ($29.1 million), and $5.6 million, and GAAP earnings per share was over/(understated) by approximately $0.09, $0.29, $0.25, and ($0.06) in the fiscal years ended October 3, 2020, October 2, 2021 and October 1, 2022, and the first fiscal quarter ended December 31, 2022, respectively (collectively, the “Affected Periods”). The associated interim periods for the Affected Periods were also impacted. Because these misstatements are material to the Affected Periods compared to the previously reported results of operations for such periods, on May 10, 2023, the Audit Committee concluded that the consolidated financial statements for the Affected Periods included in the Company’s Annual Reports on Form 10-K for the fiscal years ended October 3, 2020, October 2, 2021 and October 1, 2022 and the unaudited condensed consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q for the quarterly fiscal periods included in such fiscal years and for the first fiscal quarter ended December 31, 2022 should no longer be relied upon. Any previously issued or filed reports, press releases, earnings releases and investor presentations or other communications describing the Company’s consolidated financial statements and other related financial information covering the Affected Periods should also no longer be relied upon.

Additionally, the Audit Committee concluded that management’s report on internal control over financial reporting for the fiscal year ended October 1, 2022, the opinion of PricewaterhouseCoopers LLP (“PwC”), the Company’s independent registered public accounting firm, on the consolidated financial statements for fiscal years ended October 3, 2020, October 2, 2021 and October 1, 2022, as well as PwC’s opinion on the effectiveness of the Company’s internal control over financial reporting as of October 1, 2022, should also no longer be relied upon. Additionally, the Company’s management has concluded that in light of the findings described above, the Company’s disclosure controls and procedures for the Affected Periods were not effective.

The Audit Committee has discussed the matters disclosed in this Item 4.02 with PwC.

The Company intends to complete and file the restated consolidated financial statements for the Affected Periods on Form 10-K/A for the fiscal year ended October 1, 2022 and Form 10-Q/A for the first fiscal quarter ended December 31, 2022 and to file its Quarterly Report on Form 10-Q for the fiscal quarter ended April 1, 2023 as promptly as possible following the filing of this Form 8-K. The Company anticipates that it will disclose material weaknesses in its internal control over financial reporting in such reports relating to the findings described above.

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the use of forward-looking terminology such as “expects,” “believes,” “estimates,” “projects,” “intends,” “plans,” “seeks,” “may,” “will,” “should” or “anticipates” or the negative or other variations of these or similar words. Although the Company believes that its expectations are based on reasonable assumptions within the bounds of the Company’s knowledge of its business, there can be no assurance that actual results, including the impact of the restatement, will not differ materially from our expectations. Meaningful factors that could cause actual results to differ from expectations include, but are not limited to, risks relating to the final impact of the restatement on the Company’s consolidated financial statements; the impact of the restatement on the Company’s evaluation of the effectiveness of its internal control over financial reporting and disclosure controls and procedures; delays in the preparation of the consolidated financial statements; the risk that additional information will come to light during the course of the independent investigation that alters the scope or magnitude of the restatement; the risk that the amounts ultimately recovered from customers are less than the amount of cost overruns that the Company is required to record in its consolidated financial statements; and the risk that the Company will be unable to obtain, if needed, any required waivers under its credit agreement with respect to a significant delay in filing periodic reports with the Securities and Exchange Commission, which could affect its liquidity. The Company does not intend to update publicly any forward-looking statements except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this report may not occur.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit No	Description
99.1	Press Release issued by Sanmina Corporation on May 11, 2023
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SANMINA CORPORATION

	By:	/s/ Kurt Adzema
Kurt Adzema
Executive Vice President and Chief Financial Officer

Date: May 11, 2023

4